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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated May 21, 1998, included in GT Interactive Software Corp.'s Transition Report on Form 10-K for the transition period from January 1, 1998 to March 31, 1998 and of our report dated February 13, 1998, included in GT Interactive Software Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and to all references to our Firm included in this registration statement.

                                          ARTHUR ANDERSEN LLP

New York, New York
December 21, 1998